UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 14, 2025

(Date of earliest event reported)

Qorvo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421

(Address of principal executive offices)

(Zip Code)

(336) 664-1233

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QRVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2025, the Board of Directors (the “Board”) of Qorvo, Inc. (the “Company”) approved certain arrangements with the Company’s named executive officers (other than its Chief Executive Officer, Robert A. Bruggeworth) which were the result of a review undertaken by the Company, together with the assistance of its independent compensation consultant, to determine whether the Company’s existing severance arrangements with such named executive officers remained aligned with current market practice among the Company’s peers.

The Board approved the entry by the Company into an Amended and Restated Change in Control Agreement with each named executive (officer other than Mr. Bruggeworth) which provides for, among other things, the following modifications to the executive’s severance payments and benefits as previously in effect in the event of a qualifying termination of employment in connection with a change in control of the Company: (i) an increase in the executive’s cash severance multiple from 1x to 1.5x (other than its Chief Financial Officer, Grant A. Brown, whose multiple did not change), (ii) an increase in the COBRA coverage period from 12 to 18 months and (iii) measurement of accelerated performance-based equity awards at the greater of target and actual performance (which previously would have been measured at target).

The Board also approved the adoption of an Executive Severance Plan under which the Company’s named executive officers (other than Mr. Bruggeworth) would be eligible to receive the following severance payments and benefits in the event of a qualifying termination of employment other than in connection with a change in control: (i) a cash severance payment equal to the executive’s base salary plus annualized target bonus opportunity (paid over 12 months), (ii) a pro-rata annual bonus for the year of termination based on actual performance (paid in a lump sum), (iii) COBRA coverage for 12 months and (iv) one year of continued vesting of outstanding equity awards in exchange for a non-compete.

The receipt of the payments and benefits described above is subject in all cases to the executive’s execution and non-revocation of a release of claims and compliance with post-employment restrictive covenants.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such arrangements, copies of which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q filed for the quarter ending September 27, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Grant A. Brown
Grant A. Brown
Senior Vice President and Chief Financial Officer

Date:  August 15, 2025